UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 11, 2011 (January 5, 2011)

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

	3 Sylvan Way Parsippany, New Jersey	07054
	(Address of principal executive office)	(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 6, 2011, Jackson Hewitt Tax Service Inc. (the “Company”) announced the appointment of Philip H. Sanford as the Company’s President and Chief Executive Officer. Mr. Sanford was previously the Company’s Executive Vice President of Strategy and Performance Measurement. Mr. Sanford was also named to the Company’s Board of Directors. A copy of the press release announcing the appointment is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In connection with the appointment, the Company entered into an amended and restated employment agreement (“Amended and Restated Employment Agreement”) with Mr. Sanford on January 5, 2011. A summary of the material terms of Mr. Sanford’s Amended and Restated Employment Agreement is included below under Item 5.02 and is incorporated by reference into this Item 1.01.

On January 6, 2011, the Company also announced that Harry W. Buckley, the Company’s prior President and Chief Executive Officer, will continue with the Company serving as Special Advisor to the President. Mr. Buckley will also remain as a member of the Company’s Board of Directors. The Company and Mr. Buckley entered into an amendment to Mr. Buckley’s employment agreement to reflect the change in Mr. Buckley’s title. All other terms and conditions set forth in the agreement are unchanged.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The Amended and Restated Employment Agreement amends and restates the employment agreement dated August 25, 2010 between the Company and Mr. Sanford (the “Original Agreement”). Set forth below are the material terms of the Amended and Restated Employment Agreement:

Position. Mr. Sanford will serve as the Company’s President and Chief Executive Officer and become a member of the board of directors. The Board will continue to re-nominate Mr. Sanford for re-election to the board during the term of the Amended and Restated Employment Agreement.

Term. The term of Mr. Sanford’s employment with the Company is two years, with automatic one year extensions for successive years (the “Term”), subject to written notice of non-renewal by either party no later than 60 days prior to the renewal date.

Salary and Bonus. Mr. Sanford’s base salary is $500,000 per year, which is an increase from $430,000 per year under the Original Agreement. Mr. Sanford is eligible to receive a discretionary annual bonus pursuant to an executive compensation program established by the Compensation Committee (the “Committee”) of the Board or the Board. For the current fiscal year, Mr. Sanford’s bonus shall be based upon a target bonus equal to (i) no less than 80% of Mr. Sanford’s base salary for the period of time Mr. Sanford was employed by the Company under the Original Agreement and (ii) no less than 100% of Mr. Sanford’s base salary for the period of time Mr. Sanford is employed by the Company under the Amended and Restated Agreement, and the Board or Committee shall also take into account Mr. Sanford’s performance under the Original Agreement. For all fiscal years thereafter, Mr. Sanford’s bonus shall be based upon a target bonus of 100% of base salary. Mr. Sanford had a target bonus of no less than 80% of base salary under the Original Agreement.

Long-Term Incentive Awards. Mr. Sanford is eligible to receive annual or periodic grants of long-term incentive awards, except as set forth below subject to the sole and complete discretion of the Board or the Committee, and upon such terms and conditions as determined by the Board or the Committee. In addition to the foregoing, the Board or the Committee shall grant to Mr. Sanford on or before April 30, 2011, a long term incentive award in the form and with a value determined by the Board or the Committee in its sole and complete discretion, provided that (i) the terms and conditions of such award be generally consistent with initial awards made by similarly situated companies to persons becoming a chief executive officer and (ii) such award shall have a value (after giving effect to any material restructuring of the Company’s liabilities occurring prior to or following such grant, whether or not such restructuring results in a Change in Control (as hereafter defined)) equal to not less than two times Mr. Sanford’s Base Salary and not more than three times Mr. Sanford’s Base Salary.

In addition, (i) the initial periodic grant to be granted to Mr. Sanford shall be granted on or before the last day of the Company’s first fiscal quarter for the fiscal year 2012 and shall have a value equal to not less than one times Mr. Sanford’s Base Salary and not more than two times Mr. Sanford’s Base Salary; and (ii) the value of each subsequent Periodic Grant shall be based on relevant competitive market data as determined by the Board or the Committee in its sole and complete discretion.

Additional Benefits. During Mr. Sanford’s employment with the Company, Mr. Sanford is entitled to participate in all present and future employee benefit, retirement and compensation plans generally available to employees of the Company, consistent with Mr. Sanford’s base salary and Mr. Sanford’s position with the Company, including, without limitation, its pension plan and hospitalization, major medical, disability and group life insurance plans. Mr. Sanford is entitled to reimbursement of up to $15,000 for attorneys’ fees in connection with negotiation and execution of the Amended and Restated Agreement.

Severance. If the Company terminates Mr. Sanford’s employment without “Cause” (as defined below), then the Company will pay to Mr. Sanford in a single lump sum, no later than thirty (30) days after the date of such termination, (i) an amount equal to Mr. Sanford’s then-current monthly base salary for twelve (12) months and (ii) any earned and unpaid salary and bonus. In addition, Mr. Sanford will be eligible to receive a pro rata portion of any incentive bonus at target level in the year of termination; provided performance targets are attained, payable at the same time any similar award is paid to other executives of the Company. Any outstanding equity awards subject to vesting will become immediately and fully vested and exercisable in accordance with the terms of the Company’s equity plan; provided such termination event occurs within thirty-six (36) months following the date of the Amended and Restated Agreement, otherwise all such grants shall immediately terminate. Mr. Sanford will be entitled to continue to participate in the Company’s employee benefit, retirement and compensation plans for a period of twelve (12) months after the date of such termination at a cost no greater than that paid by Mr. Sanford immediately prior to such termination.

Notwithstanding the foregoing, if the Company terminates Mr. Sanford’s employment without Cause after a Change in Control (as defined below), then the Company will pay to Mr. Sanford, in lieu of any other amounts or benefits Mr. Sanford may otherwise be entitled to receive, (i) an amount equal to Mr. Sanford’s then-current monthly base salary for eighteen (18) months and (ii) any earned and unpaid salary and bonus. In addition, Mr. Sanford will be eligible to receive a pro rata portion of any incentive bonus at target level in the year of termination; provided performance targets are attained, payable at the same time any similar award is paid to other executives of the Company. Mr. Sanford will be entitled to continue to participate in the Company’s employee benefit, retirement and compensation plans for a period of eighteen (18) months after the date of such termination at a cost no greater than that paid by Mr. Sanford immediately prior to such termination.

In the event the Company terminates Mr. Sanford’s employment without Cause after a Change in Control, all of Mr. Sanford’s outstanding and unvested stock options and any other equity awards or other incentives or compensation that is subject to vesting will become immediately and fully vested and exercisable in accordance with the terms of the Company’s equity plan.

As used in this Current Report on Form 8-K:

(i) “Cause” for termination of Mr. Sanford’s employment with the Company shall mean: (a) Mr. Sanford’s willful failure to substantially perform Mr. Sanford’s material duties as an employee of the Company or any subsidiary (other than any such failure resulting from incapacity due to physical or mental illness), (b) any act of fraud, misappropriation, embezzlement or similar conduct, in each case against the Company or any subsidiary, (c) any act of material dishonesty or similar conduct against the Company or any subsidiary, (d) Mr. Sanford’s conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal), (e) Mr. Sanford’s gross negligence in the performance of Mr. Sanford’s duties, (f) Mr. Sanford makes (or has been found to have made) a false certification to the Company pertaining to its financial statements, or (g) if, in the sole determination of the Board, Mr. Sanford fails to perform his duties in a competent manner and, after written notice to Mr. Sanford of the specific areas of performance that are in need of improvement, he has not made such improvements, within sixty (60) days after receipt of such notice, to the reasonable satisfaction of the Board.

(ii) “Change in Control” means a “Change in Control” as defined from time to time in the Company’s Amended and Restated 2004 Equity and Incentive Plan, as may be amended; provided, however, that the filing by the Company of a petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), which petition includes a plan of reorganization that has been accepted prior to such filing by the holders of claims or interests against or in the Company in requisite number and amount in accordance with Section 1126(b) of the Bankruptcy Code, shall constitute a Change in Control for purposes of this Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/s/ DANIEL P. O’BRIEN
Daniel P. O’Brien
Executive Vice President and Chief Financial Officer

Date: January 11, 2011

JACKSON HEWITT TAX SERVICE INC.

CURRENT REPORT ON FORM 8-K

Report Dated January 12, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Jackson Hewitt Names Philip H. Sanford President and CEO